Exhibit 99.1
News

Media Contact:       Southern Company Media Relations
404-506-5333 or 1-866-506-5333

Investor Relations Contact:
Greg MacLeod
404-685-4194
gbmacleo@southernco.com

Southern Company announces upsize and pricing of $725 million in aggregate principal amount of Series 2026A 2.125% Convertible Senior Notes due December 15, 2027 and $1.65 billion in aggregate principal amount of Series 2026B 3.50% Convertible Senior Notes due September 15, 2029

ATLANTA, August 3, 2026 – Southern Company (NYSE: SO) today announced the pricing of $725 million in aggregate principal amount of its Series 2026A 2.125% Convertible Senior Notes due December 15, 2027 (the “Series 2026A Convertible Notes”) and $1.65 billion in aggregate principal amount of its Series 2026B 3.50% Convertible Senior Notes due September 15, 2029 (the “Series 2026B Convertible Notes” and, together with the Series 2026A Convertible Notes, the “Convertible Notes”) in private placements to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), reflecting upsizes of $75 million and $150 million over the previously announced offering sizes for the Series 2026A Convertible Notes and the Series 2026B Convertible Notes, respectively. In addition, Southern Company granted the initial purchasers of the Convertible Notes options to purchase, for settlement within a period of 13 days from, and including, the date the Convertible Notes are first issued, up to an additional $108.75 million in aggregate principal amount of the Series 2026A Convertible Notes and an additional $247.5 million in aggregate principal amount of the Series 2026B Convertible Notes. The offerings are expected to close on August 6, 2026, subject to customary closing conditions.

Interest on the Convertible Notes will be paid semiannually at a rate of 2.125% per annum (in the case of the Series 2026A Convertible Notes) and 3.50% per annum (in the case of the Series 2026B Convertible Notes). The Series 2026A Convertible Notes will have an initial conversion rate of 9.5641 shares of Southern Company’s common stock per $1,000 principal amount of the Series 2026A Convertible Notes (which is equal to an initial conversion price of approximately $104.56 per share of common stock), representing an initial conversion premium of approximately 12.5% above the last reported sale price of Southern Company’s common stock on August 3, 2026. The Series 2026B Convertible Notes will have an initial conversion rate of 8.4389 shares of Southern Company’s common stock per $1,000 principal amount of the Series 2026B Convertible Notes (which is equal to an initial conversion price of approximately $118.50 per share of common stock), representing an initial conversion premium of approximately 27.5% above the last reported sale price of Southern Company’s common stock on August 3, 2026. These conversion rates are subject to adjustment in certain circumstances. The Convertible Notes will mature on December 15, 2027 (in the case of the Series 2026A Convertible Notes) and September 15, 2029 (in the case of the Series 2026B Convertible Notes), unless earlier repurchased or converted in accordance with their terms.

Prior to September 15, 2027 (in the case of the Series 2026A Convertible Notes) or June 15, 2029 (in the case of the Series 2026B Convertible Notes), the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods. From and after September 15, 2027 (in the case of the Series 2026A Convertible Notes) or June 15, 2029 (in the case of the Series 2026B Convertible Notes), the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the applicable series of Convertible Notes. Upon conversion, Southern Company will pay cash up to the aggregate principal amount of the Convertible Notes of the applicable series to be converted and pay or deliver, as the case may be, cash, shares of Southern Company’s common stock, or a combination of cash and shares of common stock, at Southern Company’s election, in respect of the remainder, if any, of Southern Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes of the applicable series being converted.

Southern Company estimates that the net proceeds from the offering of the Series 2026A Convertible Notes will be approximately $721 million (or approximately $829 million if the initial purchasers exercise their option to purchase additional Series 2026A Convertible Notes in full), after deducting estimated initial purchasers’ discounts and estimated offering expenses payable by Southern Company. Southern Company estimates that the net proceeds from the offering of the Series 2026B Convertible Notes will be approximately $1.63 billion (or approximately $1.88 billion if the initial purchasers exercise their option to purchase additional Series 2026B Convertible Notes in full), after deducting estimated initial purchasers’ discounts and estimated offering expenses payable by Southern Company. Southern Company intends to use approximately $403 million of the net proceeds from these offerings to repurchase approximately $369 million aggregate principal amount of its Series 2024A 4.50% Convertible Senior Notes due June 15, 2027 (the “Series 2024A Convertible Notes”) through individually negotiated transactions with a limited number of holders thereof (each, a “note repurchase transaction”), effected through one of the initial purchasers of the Convertible Notes or its affiliate. Southern Company intends to use the remaining net proceeds to repay all or a portion of its outstanding short-term debt and for other general corporate purposes, which may include investment in its subsidiaries.

Contemporaneously with the pricing of the Convertible Notes, Southern Company entered into separate and privately negotiated transactions with a limited number of holders of the Series 2024A Convertible Notes to use a portion of the proceeds of the offerings to repurchase a portion of the Series 2024A Convertible Notes, as described above, on terms negotiated with each such holder. The terms of each note repurchase transaction were individually negotiated with each such holder of the Series 2024A Convertible Notes and depended on several factors, including the market price of Southern Company’s common stock and the trading price of the Series 2024A Convertible Notes at the time of each such note repurchase. Southern Company may also repurchase outstanding Series 2024A Convertible Notes following the completion of the offerings of the Convertible Notes. No assurance can be given as to how much, if any, of the Series 2024A Convertible Notes will be repurchased following the completion of the offerings or the terms on which they will be repurchased.

Southern Company expects that holders of the Series 2024A Convertible Notes that sell their Series 2024A Convertible Notes to Southern Company in any note repurchase transaction may enter into or unwind various derivatives with respect to Southern Company’s common stock and/or purchase or sell shares of Southern Company’s common stock in the market to hedge their exposure in connection with these transactions. In particular, Southern Company expects that many holders of the Series 2024A Convertible Notes employ a convertible arbitrage strategy with respect to the Series 2024A Convertible Notes and have a short position with respect to Southern Company’s common stock that they would close, through purchases of Southern Company’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to Southern Company’s common stock, in connection with Southern Company’s repurchase of their Series 2024A Convertible Notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of Southern Company’s common stock or the Convertible Notes at that time and could result in higher effective conversion prices for the Convertible Notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The offer and sale of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and the Convertible Notes and such shares of common stock may not be offered or sold without registration or an applicable exemption from registration requirements.

About Southern Company

Southern Company (NYSE: SO) is a leading energy provider serving 9 million customers across the Southeast and beyond through its family of companies. The company has electric operating companies in three states, natural gas distribution companies in four states, a competitive generation company, a leading distributed energy distribution company with national capabilities, a fiber optics network and telecommunications services.

Cautionary Notice Regarding Forward-Looking Statements

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the closing of the offerings of the Convertible Notes, the expected use of proceeds from the offerings and the note repurchase transactions. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: global and U.S. economic conditions, including impacts from geopolitical conflicts, recession, inflation, changes in trade policies (including tariffs and other trade measures) of the United States and other countries, interest rate fluctuations and financial market conditions, and the results of financing efforts; access to capital markets and other financing sources; changes in Southern Company's credit ratings; and catastrophic events such as fires, including wildfires, land movement, earthquakes, explosions, floods, high winds, tornadoes, hurricanes and other storms, solar flares, droughts, future epidemic or pandemic health events, wars, political unrest or other similar occurrences. Southern Company expressly disclaims any obligation to update any forward‐looking information.

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